Exhibit 10.2

THE HARTFORD

FORM OF NON-QUALIFIED STOCK OPTION, PERFORMANCE SHARE AND RESTRICTED STOCK UNIT AWARD

[DATE]

[Key Employee]
[Address]
[City, State, Zip]

I am pleased to inform you that effective [DATE], the Compensation and Personnel Committee (the “Committee”) of the Board of Directors of The Hartford Financial Services Group, Inc. (“The Hartford”) approved an award on your behalf under The Hartford’s Long-Term Incentive Compensation Program. Your award is comprised of three parts: a stock option, performance shares and restricted stock units.

You have been granted a non-qualified option to purchase all or any portion of x,xxx shares of common stock of The Hartford under the terms of The Hartford 2005 Incentive Stock Plan (the “Plan”) at an exercise price of $[XXX] per share, the New York Stock Exchange closing price of The Hartford’s common stock on [DATE] (the date of grant of the option). [TIER 1 EXECUTIVES: This option will become exercisable at the later of (i) [third anniversary of the date of the grant], or (ii) the date the closing market price of The Hartford’s common stock on the New York Stock Exchange has equaled or exceeded 125% of the exercise price for a period of ten consecutive trading days. However, any unexercised portion of your option expires in full on [ten years following the date of the grant].] [TIER 2 EXECUTIVES: This option will become exercisable in three consecutive annual installments, each equal to one-third of the shares subject to the option, as follows: one-third will become exercisable one year after the date of grant, an additional one-third will become exercisable two years after the date of grant, and the remaining one-third of the option will become exercisable three years after the date of grant. However, any unexercised portion of your option expires in full on [ten years following the date of the grant].]

You have also been granted x,xxx [operating division] performance shares of The Hartford’s common stock under the terms of the Plan. This is a contingent award, and the extent to which you may ultimately receive all or any of these performance shares depends upon continued employment and whether and to what extent, as determined by the Committee, the following performance objectives are achieved over the three-year performance period: [performance objectives] relative to targets established by the Committee.

You have also been granted x,xxx restricted stock units of The Hartford. Each restricted stock unit award represents a contractual right to receive, pursuant to the terms of the Plan, one share of common stock of The Hartford per restricted stock unit at the end of the three-year period from [DATE – DATE] (the “Service Period”). This is a contingent award, and remains subject to forfeiture pending completion of the Service Period. Your restricted stock unit account will be credited with dividend equivalents, which are subject to the same terms and conditions as the restricted stock units to which they relate. These dividend equivalents will be deemed reinvested in a number of restricted stock units determined based on the fair market value of The Hartford common stock on the date the corresponding common stock dividend is payable to stockholders.

For performance shares and restricted stock units, if your active employment ceases during the applicable three-year period, and you then satisfy the rules for Total Disability or, if your were hired before 2002, Retirement under the Plan, you will receive, following the end of the period, a prorated award for the portion of the period you were actively employed.

The estimated value of your long-term award (the option, the performance shares and the restricted stock units) as of the date of grant was $[XXX]. Ultimately, the value of the award will depend on the stock price at the time of option exercise (or at the end of the Service Period in the case of restricted stock units), whether and to what extent the performance share objectives are achieved, and other factors.

Enclosed is information related to performance shares. More information on option awards and restricted stock units can be obtained from The Hartford’s Intranet Directory as follows:

From iConnect, select the HR Source tab. From the center of the screen, click on the small red box which says Visit HR Source Online. Select the Compensation tab. Select the appropriate item from the drop-down menu under the Long-Term Incentives. Some of the information and documents available include the following: The Hartford 2005 Incentive Stock Plan Prospectus, Beneficiary Designation Forms, Service Provider to Contact, and award treatment upon termination of employment.

You are strongly urged to review all of the above documents, as well as the other information provided, at your earliest convenience.

If you cannot access the information, please contact Executive Compensation, The Hartford, HO-1-141, Hartford Plaza, Hartford, CT 06115, (860) 547-4560, for paper copies.

Please note that this letter, along with the Plan and the enclosed information relating to performance shares, constitute your option, performance share and restricted stock unit agreement with The Hartford. Although you are not required to sign any formal documents, your option and performance share and restricted stock unit grants are subject to all of the terms and conditions of the Plan, as it may be amended from time to time, and all of the rules, procedures and interpretations of the Plan that the Committee may adopt from time to time. You have already received information about exercising your options from the Plan’s stock option broker. These exercise procedures must be followed, and may change from time to time.

Your selection as an award recipient is significant recognition of your past and anticipated future contributions to The Hartford’s success. Please accept this award with my warm congratulations.

Sincerely,

THE HARTFORD

FORM OF KEY EMPLOYEE RESTRICTED STOCK AWARD

Notice of Award / Award Agreement	[DATE]

[Name]
THE HARTFORD FINANCIAL SERVICES GROUP, INC.

Effective this date, you have been granted a restricted stock award as summarized below:

The Hartford Financial Services Group, Inc. (“The Hartford”) Restricted Stock Award
(Under The Hartford 2005 Incentive Stock Plan (“the Plan”))

[XXX] Shares of The Hartford Common Stock

This award of restricted stock is subject to the period of restriction as indicated below during which you may not sell, exchange, transfer, pledge, hypothecate or otherwise dispose of the shares awarded. One or more legended stock certificates evidencing your award will be held by The Hartford during the period of restriction. While your shares are being held by The Hartford, you will enjoy the benefits of share ownership including dividend payments and voting rights. Unless otherwise provided by the Plan, your shares will vest provided that you are continuously and actively employed by The Hartford until the end of the restriction period, at which time you will be issued one or more unrestricted stock certificates after satisfactory payment of applicable taxes. For further details regarding your award, including circumstances in which your shares may vest earlier than the time identified below, refer to the Summary of the provisions of the Plan relating to restricted stock attached hereto as Attachment A and the copy of the Plan attached hereto as Attachment B. One or more beneficiaries for your shares may be designated on the Beneficiary Designation Form attached hereto as Attachment C. Unless revoked, your Beneficiary Designation will apply to all restricted shares previously awarded to you under the Plan and any restricted shares that may be awarded to you in the future under the Plan. Should you wish to make a beneficiary designation, the Beneficiary Designation Form must be returned to Executive Compensation, HO-1-141, The Hartford, Hartford Plaza, Hartford, CT 06115. If the form is not returned to Executive Compensation, your shares transferable to a designated beneficiary will be transferred to your estate in the event of your death, except to the extent you previously filed a Beneficiary Designation Form applicable to future awards under the Plan.

RESTRICTION PERIOD:	1/3 of shares awarded – [3 years from date of award]
2/3 of shares awarded – [5 years from date of award]

Your restricted stock award is subject to the terms and conditions set forth in this notice, the attached Summary, the Plan, and the administrative rules, procedures and interpretations adopted pursuant to the Plan, and such amendments as may be made to each of the foregoing from time to time. The foregoing documents, including any amendments, collectively constitute your restricted stock award agreement with The Hartford for purposes of the award referred to herein.

Ann M. de Raismes
Executive Vice President, Human Resources
The Hartford Financial Services Group, Inc.

Business Address:
THE HARTFORD
HARTFORD PLAZA
HARTFORD, CT 06115

THE HARTFORD

FORM OF RESTRICTED STOCK AWARD FOR NON-EMPLOYEE DIRECTORS

Notice of Award	[DATE]

[NAME]	THE HARTFORD FINANCIAL SERVICES GROUP, INC.

Effective this date, you have been granted a restricted stock award as summarized below:

The Hartford Financial Services Group, Inc. (“The Hartford”) Restricted Stock Award
(Under The Hartford 2005 Incentive Stock Plan (“the Plan”))

[XXX] Shares of The Hartford Common Stock

This award of restricted stock is subject to the period of restriction as indicated below during which you may not sell, assign, transfer, pledge or otherwise dispose of the shares awarded. A legended stock certificate evidencing your award will be held by The Hartford during the period of restriction. While your shares are being held by The Hartford, you will enjoy the benefits of share ownership including dividend payments and voting rights. Your shares will vest provided you actively and continuously serve as a director of The Hartford until the end of the restriction period (unless otherwise provided by the Plan). Your shares may vest before the end of the restriction period in certain circumstances described in the Plan. When your shares vest, you will be issued an unrestricted stock certificate for the applicable number of shares. However, resignation from the Board will result in a forfeiture of all shares not vested at the time of such resignation, unless otherwise determined by the Compensation and Personnel Committee of The Hartford Board. For further details regarding your award, refer to the Prospectus attached hereto as Attachment A, which includes a copy of the Plan as well as a brief summary of the Federal tax consequences of your award. Attachment B is the Administrative Rules for the Plan. One or more beneficiaries for your shares may be designated on the Beneficiary Designation Form attached hereto as Attachment C. Should you wish to designate a beneficiary for your shares, the Beneficiary Designation Form must be returned to me at The Hartford, Hartford Plaza, HO-1-01, Hartford, CT 06115, Fax (860) 547-4562. If the form is not returned, your shares transferable to a designated beneficiary will be transferred to your estate in the event of your death, except to the extent that you previously filed a Beneficiary Designation Form applicable to future awards under the Plan. Unless revoked, your Beneficiary Designation Form will apply to all shares previously granted under the Plan and any shares that may be awarded to you in the future under the Plan. Please note that you may elect to be taxed on the value of your shares in the year of award by making an IRS Section 83(b) election. This election is made by filing a written statement describing your award with the IRS within 30 days of the date of award. If you make this election, you will have ordinary compensation income equal to the value of the shares in the year of award (determined without regard to the restrictions). Also, dividends received during the restriction period are taxed in the year received as ordinary dividend income. On a later sale of your shares, any appreciation or depreciation in the value of your shares from the date of award until the date of sale will be treated as capital gain or loss. In light of the potential severe tax cost in the event of a decline in share value or a forfeiture of your shares, making the Section 83(b) election may be inadvisable. You should consult your tax advisor for further details about the election and to determine whether it would be appropriate to make the election in your personal tax circumstances. If you decide to make the election, please forward a copy of your election statement to me at the above address.

RESTRICTED SHARES: [XXX]	RESTRICTION PERIOD: [3 years from date of award]

Your restricted stock award is subject to the terms and conditions set forth in this notice, the Plan, and the administrative rules, procedures and interpretations adopted pursuant to the Plan, and such amendments as may be made to each of the foregoing from time to time. The foregoing documents, including any amendments, collectively constitute your restricted stock award agreement with The Hartford for purposes of the award referred to herein.

Ann M. de Raismes
Executive Vice President, Human Resources
The Hartford Financial Services Group, Inc.

Attachment B

THE HARTFORD 2005 INCENTIVE STOCK PLAN:

ADMINISTRATIVE RULES
ADOPTED BY THE COMPENSATION AND PERSONNEL COMMITTEE
OF THE HARTFORD FINANCIAL SERVICES GROUP, INC.
RELATING TO RESTRICTED STOCK AWARDS FOR NON-EMPLOYEE DIRECTORS

Set forth below are the Administrative Rules (“Rules”) which have been adopted by the Compensation and Personnel Committee (the “Compensation Committee”) of the Board of Directors of The Hartford Financial Services Group, Inc. (the “Company”) for the administration of Restricted Stock under The Hartford 2005 Incentive Stock Plan (the “Plan”) for Non-Employee Directors of the Company. All terms and conditions of the Plan (including those relating to any Change of Control of the Company), as it may be amended from time to time, and the rules and interpretations applicable under the Plan, as they may be adopted by the Compensation Committee from time to time, shall apply to all Restricted Stock granted under the Plan except as otherwise provided pursuant to the Rules set forth herein. Capitalized terms used herein shall have the meanings specified herein or assigned by the Plan.

1.	Annual Non-Employee Director Restricted Stock Awards. An annual award of Restricted Stock automatically shall be made, on such date as may be determined appropriate by the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) from time to time, to each director of the Company expected to stand as a director-nominee for election to the Board at the next Annual Meeting of Stockholders who is not an officer of, or otherwise employed by, the Company or any of its subsidiaries or affiliates (“Non-Employee Director”).

2.	Amount of Awards. The amount of each Non-Employee Director’s annual Restricted Stock award shall equal the number of whole shares of Stock (rounded up to the nearest whole share) determined by dividing (a) the dollar amount of the annual award as may be in effect at the time of award as determined by the Nominating Committee, by (b) the Fair Market Value of the Stock on the date of award.

3.	General Rule for Lapse of Restrictions on Restricted Stock. Except as otherwise provided in the Plan, the restrictions on Restricted Stock awarded to Non-Employee Directors under the Plan shall lapse in accordance with the following vesting schedule (or such other vesting schedule as may be determined appropriate by the Nominating Committee from time to time): the restrictions on such Restricted Stock shall lapse on the third anniversary of the date of award. Notwithstanding the preceding sentence, the restrictions on Restricted Stock awarded to a Non-Employee Director shall lapse automatically upon the occurrence of any of the following events: (a) retirement from service on the Board at age 72, (b) death of the Non-Employee Director, (c) Total Disability of the Non-Employee Director, (d) resignation by the Non-Employee Director under cases of special circumstances where the Committee, in its sole discretion, consents to waive any remaining restriction, or (e) a Change of Control (in the event of a Change of Control as described in Section 9(a)(iii) or Section 9(a)(iv) of the Plan, in the case of a Non-Employee Director whose service on the Board involuntarily terminates on or after the date of the stockholder approval described in either of such Sections but before the date of the consummation described in either of such Sections, the date of termination of such Non-Employee Director’s service shall be deemed for purposes of the Plan to be the day following the date of the applicable consummation).

4.	Registration of Restricted Stock. All shares of restricted stock granted to Non-Employee Directors will be registered in their respective names and held in escrow by the Company until the restrictions on such shares lapse in accordance with the Plan and these Rules. Shares of restricted stock may be evidenced on a book entry or electronic basis or pursuant to other arrangements (including, without limitation, in an omnibus or nominee account administered by a third party), rather than such shares being registered in the respective names of the Non-Employee Directors and held in escrow, so long as the shares of restricted stock to the credit of each Non-Employee Director may be accurately determined.

5.	Dividends and Voting Rights. Pursuant to Section 7(j) of the Plan, Non-Employee Directors shall receive dividends with respect to all Restricted Stock held in escrow on their behalf and shall have the right to vote such Restricted Stock.

6.	Prorated Awards for Non-Employee Directors Elected After Annual Non-Employee Director Restricted Stock Awards are Made. A Non-Employee Director elected to the Board after the annual Non-Employee Director Restricted Stock Awards described in Rule 1 are made shall receive a prorated annual Award of Restricted Stock (rounded up to the nearest whole share) for the portion of the Board service year (the period between dates of Annual Meetings of Stockholders) during which he or she is elected. The amount of such award shall be determined by dividing (a) the dollar amount in effect under Rule 2 for the immediately preceding annual Non-Employee Director Restricted Stock Awards under Rule 1, by (b) the Fair Market Value of the Stock on the date of such Non-Employee Director’s election, and (c) multiplying the resulting amount by the “Service Fraction.” The Service Fraction shall mean the fraction resulting from dividing (i) the nearest number of whole months that are expected to elapse between the date of such Non-Employee Director’s election and the next Annual Meeting of Stockholders, by (ii) the nearest number of whole months that are expected to elapse between the immediately preceding Annual Meeting of Stockholders and the next Annual Meeting of Stockholders. A Non-Employee Director who is elected to the Board after the annual Non-Employee Director Restricted Stock Awards described in Rule 1 are made, but before the start of the Board service year to which such Restricted Stock Awards relate, shall also receive the full annual Restricted Stock Award for such upcoming Board service year, calculated by dividing (a) the dollar amount in effect under Rule 2 for such upcoming Board service year, by (b) the Fair Market Value of the Stock on the date of such Non-Employee Director’s election. The effective date of any such award shall be the date of such Non-Employee Director’s election.